As filed with the Securities and Exchange Commission on March 7, 2011

 Registration No. 333-130764
Registration No. 333-94769
Registration No. 333-110962
Registration No. 033-89880
Registration No. 002-93046

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
______________________
Post-Effective Amendment No. 1 To Form S-8 Registration Statement No. 333-130764
Post-Effective Amendment No. 2 To Form S-8 Registration Statement No. 333-94769
Post-Effective Amendment No. 1 To Form S-8 Registration Statement No. 333-110962
Post-Effective Amendment No. 1 To Form S-8 Registration Statement No. 033-89880
Post-Effective Amendment No. 2 To Form S-8 Registration Statement No. 002-93046

Under
THE SECURITIES ACT OF 1933

______________________
PC GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	11-2239561
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

419 Park Avenue South, Suite 500,
 New York, New York 10016
(212) 687-3260
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Langer, Inc. 2005 Stock Incentive Plan
The Langer Biomechanics Group, Inc. 2001 Stock Incentive Plan
Stock Option Agreement between Langer, Inc. and W. Gray Hudkins, dated November 12, 2004
Restricted Stock Agreement between Langer, Inc. and W. Gray Hudkins, dated November 12, 2004
Langer, Inc. 1992 Stock Option Plan
The Langer Biomechanics Group, Inc. 1983 Stock Incentive Plan

 (Full title of the plan)

 W. Gray Hudkins
President and Chief Executive Officer
PC Group, Inc.
419 Park Avenue South, Suite 500
 New York, New York 10016
(212) 687-3260
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Kane Kessler, P.C.
1350 Avenue of the Americas
New York, NY  10019-4896
(212) 541-6222
Attn:  Robert L. Lawrence, Esq.

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

PC Group, Inc. (the “Company”) is filing these Post-Effective Amendments to Registration Statements on Form S-8 to withdraw any and all shares of common stock, par value $0.02 per share, of the Company (“Common Stock”), originally registered under the Registration Statements on Form S-8 (File Nos. 333-130764, 333-94769, 333-110962, 033-89880 and 002-93046) (collectively, the “Registration Statements”) which have not been sold. The Company is deregistering the remaining securities registered but unsold under the Registration Statements, if any, in accordance with undertakings made by the Company in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering. Previously, on September 20, 2010, the NASDAQ Stock Market filed a Form 25 to deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and in accordance with Rule 478 thereunder, PC Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 (Registration Nos.  Nos. 333-130764, 333-94769, 333-110962, 033-89880 and 002-93046) to be signed on its behalf by the undersigned, in the City of New York, State of New York, on March 7, 2011.

PC GROUP, INC.

By:	/s/ W. Gray Hudkins
W. Gray Hudkins
President and Chief Executive Officer